Exhibit 10.2

THIRD AMENDMENT TO THE

BUSINESS COMBINATION AGREEMENT AND PLAN OF REORGANIZATION

Dated as of September 11, 2024

This Third Amendment to the Business Combination Agreement and Plan of Reorganization, (this “Amendment”), is made and entered into as of the date first set forth above (the “Amendment Date”) by and among ROTH CH ACQUISITION V CO., a Delaware corporation (“Roth”), ROTH CH V MERGER SUB CORP., a Delaware corporation (“Merger Sub”), New Era Helium Corp., a Nevada corporation (the “Company”), and Roth CH V Holdings, Inc. (“Holdings”). Each of Roth, Holdings, Merger Sub and the Company may be referred to in this Agreement as a “Party,” or collectively as the “Parties.”

WHEREAS the Parties are all of the parties to that certain Business Combination Agreement and Plan of Reorganization dated as of January 3, 2024, as amended on June 5, 2024 and August 8, 2024, (as may be further amended, modified or supplemented from time to time, the “Business Combination Agreement”); and

WHEREAS, the Parties now desire to amend the Business Combination Agreement;

NOW THEREFORE, in consideration of the mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Business Combination Agreement.

2.	Amendments. Pursuant to the provisions of Section 9.04 of the Business Combination Agreement, the following sections of the Business Combination Agreement are hereby amended and restated in their entirety to provide as follows:

(d)	The definition of “Company Merger Shares” in Section 1.01 is amended to read as follows:

(a)       “Company Merger Shares” means 9,000,000 shares of Holdings Common Stock which number shall be subject to adjustment based upon the Net Debt at Closing in that is different from the Net Debt at the date of the Original Business Combination Agreement (the “Net Debt Variation”). For the avoidance of doubt, the Company Merger Shares do not include Earnout Shares in an amount up to 1,000,000 shares of Roth Common Stock. For every dollar of decrease in the Net Debt Variation the Company Merger Shares shall be increased by 1/10 of one share and for every dollar of increase in the Net Debt Variation the Company Merger Shares shall be decreased by 1/10 of one share.

(e)	The definition of “Net Debt” in Section 1.01 is amended to read as follows:

“Net Debt” means the total Indebtedness of the Company and the Company Subsidiaries (excluding any existing Indebtedness that converts, exchanges or is exercised into share of capital stock of the Company) after subtracting all cash and liquid assets, which calculation shall be mutually agreed upon between the Company and Roth no later than three business days prior to Closing. In the event of any dispute with respect to such calculation, the parties shall promptly (and in no event more than 15 days after the Closing) engage a mutually agreed upon independent third party to resolve such dispute and make an independent determination of the Company Merger Shares and Net Debt. The Company shall make all work papers, back up materials, and financial staff involved in preparation of the calculations available to such third party. The costs of such third party shall be paid by Holdings.

(f)	A new Section 3.02(k) shall be added as follows:

Section 3.02(k). In the event that the parties are unable to mutually agree on the Company Merger Shares or Net Debt prior to the Closing, the number of shares in dispute shall not be distributed as part of the Per Share Merger Consideration at the Closing and shall only be distributed upon resolution of any dispute pursuant to Section 1.01(e) hereof.

3.	Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof.

4.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic means, including DocuSign, Adobe Sign or other similar e-signature services, e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed on its behalf as of the Amendment Date.

ROTH CH ACQUISITION V CO.

By:	/s/ John Lipman
	Name:	John Lipman
	Title:	Co-Chief Executive Officer

ROTH CH V MERGER SUB CORP.

By:	/s/ John Lipman
	Name:	John Lipman
	Title:	President

ROTH CH V HOLDINGS, INC.

By:	/s/ John Lipman
	Name:	John Lipman
	Title:	President

NEW ERA HELIUM CORP.

By:	/s/ E. Will Gray II
	Name:	E. Will Gray II
	Title:	Chief Executive Officer

[Signature Page to Third Amendment to Business Combination Agreement and Plan of Reorganization]

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